Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey LLP
McGladrey

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SP Bancorp, Inc. of our report dated March 30, 2012, relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K of SP Bancorp, Inc. for the year ended December 31, 2011.

/s/ McGladrey LLP
Dallas, Texas
May 29, 2012

Member of the RSM International network of independent accounting, tax and consulting firms.